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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

     Set forth below is a list of certain of the Registrant's subsidiaries. Such subsidiaries are incorporated or organized in the jurisdictions indicated. Revlon Consumer Products Corporation is wholly owned by the Registrant. Each of the other listed subsidiaries is wholly owned by Revlon Consumer Products Corporation directly, or indirectly, and all listed subsidiaries are included in the Registrant's consolidated financial statements. The names of the Registrant's remaining subsidiaries, if any, which may have been omitted from the following list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.



                              DOMESTIC SUBSIDIARIES

Almay, Inc., a Delaware corporation
Charles Revson Inc., a New York corporation
Charles of the Ritz Group Ltd., a Delaware corporation Cosmetics & More Inc., a Delaware corporation
North America Revsale Inc., a New York corporation
PPI Two Corporation, a Delaware corporation
Revlon Consumer Products Corporation, a Delaware corporation Revlon Consumer Corp., a Delaware corporation
Revlon Development Corp., a Delaware corporation
Revlon Government Sales, Inc., a Delaware corporation
Revlon International Corporation, a Delaware corporation Revlon Products Corp., a Delaware corporation
Revlon Real Estate Corporation, a Delaware corporation
RIROS Corporation, a New York corporation
RIROS Group Inc., a Delaware corporation
RIT Inc., a Delaware corporation

                              FOREIGN SUBSIDIARIES

ACN 000 189 186 Pty Limited (Australia)
Almay Cosmetics Ltd. (Canada)
CEIL - Comercio e Distribuidora Ltda. (Brazil)
Cendico B.V. (Netherlands)
Deutsche Revlon GmbH (Germany)
Eurital S.r.l. (Italy)
European Beauty Products S.L. (Spain)


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Europeenne de Produits de Beaute, S.A. (France)
Kenma Holding B.V. (Netherlands)
Korihor (No. 1) Pty. Limited  (Australia)
New Revlon Argentina S.A. (Argentina)
Productos Cosmeticos de Revlon, S.A. (Guatemela)
Promethean Insurance Limited (Bermuda)
REMEA Luxembourg S.A.R.L. (Luxembourg)
REMEA 1 B.V. (Netherlands)
REMEA 2 B.V. (Netherlands)
Revlon AB (Sweden)
Revlon Australia Pty Limited (Australia)
Revlon Beauty Products, S.L. (Spain)
Revlon B.V. (Netherlands)
Revlon Canada Inc. (Canada)
Revlon (Cayman) Limited  (Cayman Islands)
Revlon Chile S.A. (Chile)
Revlon China Holdings Limited   (Cayman Islands)
Revlon Europe, Middle East and Africa Ltd. (Bermuda)
Revlon Gesellschaft mbH (Austria)
Revlon Group Limited (United Kingdom)
Revlon (Hong Kong) Limited (Hong Kong)
Revlon Ireland Limited (Ireland)
Revlon (Israel) Limited (Israel)
Revlon Kabushiki Kaisha (Japan)
Revlon Ltd. (Brazil)
Revlon Manufacturing Ltd. (Bermuda)
Revlon Mauritius Ltd. (Mauritius)
Revlon New Zealand Limited (New Zealand)
Revlon Offshore Limited  (Bermuda)
Revlon Overseas Corporation, C.A. (Venezuela)
Revlon Pension Trustee Company (U.K.) Limited (United Kingdom)
Revlon (Puerto Rico) Inc. (Puerto Rico)
Revlon Real Estate Kabushiki Kaisha (Japan)
Revlon Russia SNC (France)
Revlon, S.A. (Mexico)
Revlon (Shanghai) Limited  (China)
Revlon South Africa (Proprietary) Limited (South Africa)
Revlon S.p.A. (Italy)
Revlon S.P. Z.o.o. (Poland)
Revlon (Suisse) S.A. (Switzerland)
Revlon Superannuation Pty. Ltd. (Australia)
Revlon Taiwan Limited (Taiwan)
RGI Beauty Products (Namibia) (Proprietary) Ltd. (Namibia)
RGI Beauty Products (Pty.) Limited (South Africa)
RGI (Cayman) Limited (Cayman Islands)
RGI Limited (Cayman Islands)

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RIC Pty. Limited (Australia)
R.I.F.C. Bank Limited (Bahamas)
R.O.C. Holding, C.A. (Venezuela)
S.E.F.A.O., S.A. (Spain)
Shanghai Revstar Cosmetic Marketing Services Limited (China)
Tindafil, S.A. (Uruguay)
YAE Artistic Packings Industry Ltd. (Israel)
YAE Press 2000 (1987) Ltd. (Israel)